  Exhibit 3.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplement”) is effective as of the 17th day of February 2021, by and between Lighthouse Life Capital, LLC, a Delaware limited liability company (the “Issuer”), and UMB Bank, N.A., a national banking association (the “Trustee”).

RECITALS

A. The Issuer and the Trustee entered into that certain Indenture dated as of February 3, 2021 (the “Original Indenture”) pursuant to which the Trustee agreed to serve as trustee under the Original Indenture, as more particularly described in the Original Indenture for the consideration specified therein.

B. The Issuer and Trustee desire to amend the Original Indenture as set forth herein. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The recitals and introductory paragraphs hereof form a part of this First Supplement as if fully set forth herein.

2. Section 1.01. The Original Indenture is hereby revised by deleting the definitions of “Interest Accrual Period” and “Record Date” in their entirety and replacing them with the following:

“Interest Accrual Period” means the period beginning on the first day of the calendar month immediately preceding the Interest Payment Date and ending on the last day of the calendar month immediately preceding the Interest Payment Date.

“Record Date” means with respect to an Interest Payment Date, the last day of each calendar month immediately preceding the Interest Payment Date, whether or not such date is a Business Day.

3. Exhibit A. The Original Indenture is hereby revised by deleting the Form of Class A Bond, attached to the Original Indenture as Exhibit A, in its entirety and replacing it with Exhibit A attached to this First Supplement.

4. Exhibit B. The Original Indenture is hereby revised by deleting the Form of Class B Bond, attached to the Original Indenture as Exhibit B, in its entirety and replacing it with Exhibit B attached to this First Supplement.

IN WITNESS WHEREOF, the parties hereto have entered into this First Supplement as of the 17th day of February 2021.

Issuer:

LIGHTHOUSE LIFE CAPITAL, LLC
a Delaware limited liability company

By:
LHL Strategies, Inc.
Its:
Manager

By: /s/ Michael Freedman
Name: Michael Freedman
Its: Chief Executive Officer

Trustee:

UMB BANK, N.A.,
a national banking association

By:      /s/ Lara L. Stevens
Name: Lara L. Stevens
Its:      Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A

Form of Class A Bond

Exhibit B

Form of Class B Bond